Exhibit 99.1

ACTIVIDENTITY REPORTS THIRD QUARTER FISCAL 2010

FINANCIAL RESULTS

FREMONT, Calif., August 5, 2010 — ActivIdentity Corporation (NASDAQ: ACTI), a global leader in credential management and strong authentication, reported revenue for the quarter ended June 30, 2010, of $13.6 million, compared to $15.4 million for the quarter ended June 30, 2009, and $14.2 million for the quarter ended March 31, 2010.

ActivIdentity’s net loss for the quarter ended June 30, 2010, was ($0.2) million, or ($0.00) per basic and diluted share, compared to net income of $2.1 million, or $0.05 per basic and diluted share for the three months ended June 30, 2009.  Net loss for the quarter ended June 30, 2010, was negatively impacted by $0.5 million in net foreign exchange losses and positively impacted by $1.8 million in gains from the sale of auction rate securities.

ActivIdentity’s operating loss was ($1.9) million for the quarter ended June 30, 2010 compared to an operating loss of ($1.1) million for the quarter ended June 30, 2009, and ($3.0) million for the quarter ended March 31, 2010.  Adjusted EBITDA was $0.8 million for the quarter ended June 30, 2010, a decrease of $0.1 million compared to the quarter ended June 30, 2009, and an increase of $ 1.8 million compared to the quarter ended March 31, 2010.  Adjusted EBITDA is a Non-GAAP measure and is defined as Operating Income (Loss) adjusted for non-recurring and non-cash items such as stock-based compensation expense, depreciation, amortization of intangibles, severance and asset impairments.

“Our quarterly revenues have been impacted by the economic climate and continued delays in the IT procurement cycle,” said Grant Evans, chief executive officer and chairman of ActivIdentity.  “Our cost structure reflects our lower level of activity and should position us for further financial leverage when the general economic climate becomes more accommodating.”

Financial Highlights

	Three Months Ended			Nine Months Ended
GAAP RESULTS	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
(In Millions, except Per Share Data)	2010	2010	2009	2010	2009
Revenues	$13.6	$14.2	$15.4	$42.5	$47.8
Net (Loss) Income	$(0.2)	$(4.0)	$2.1	$(4.5)	$(5.2)
(Loss) Earnings Per Share - Basic	$(0.00)	$(0.08)	$0.05	$(0.09)	$(0.11)
(Loss) Earnings Per Share - Diluted	$(0.00)	$(0.08)	$0.05	$(0.09)	$(0.11)

NON-GAAP RESULTS

Adjusted EBITDA	$0.8	$(1.0)	$0.9	$(1.5)	$1.8

ActivIdentity is presenting non-GAAP numbers in this press release as it believes the one-time charges for non-recurring items and the non-cash charges distort the period to period results and that investors will benefit from the comparison of information from period to period without these items.  Please refer to the GAAP to non-GAAP reconciliation table for further detail.  Certain financial results are subject to the application of accounting estimates, especially with regards to fair value accounting.  Management has used what it believes to be appropriate valuation techniques to assess the fair value of impaired investments and the fair value of undelivered elements in multi-element software arrangements.

Conference Call Details

ActivIdentity will host its Fiscal Third Quarter conference call on Thursday, August 5, at 5:00 PM Eastern Standard Time / 2:00 PM Pacific Standard Time.

To access the conference call within the U.S. or Canada, please dial (866) 393-1796 and enter conference ID 89381848. To access the conference call outside the U.S. or Canada please dial (706) 679-9681 and enter conference ID 89381848.

A replay of the conference call will be available approximately two hours after the conclusion of the call at www.actividentity.com.

About ActivIdentity

ActivIdentity Corporation is a global leader in credential management and strong authentication, providing solutions to confidently establish a person’s identity when interacting digitally. For more than two decades the company’s experience has been leveraged by security-minded organizations in large-scale deployments such as the U.S. Department of Defense, Nissan, and Saudi Aramco. The company’s customers have issued more than 100 million credentials, securing the holder’s digital identity. ActivIdentity is headquartered in Silicon Valley, California. For more information, visit www.actividentity.com.

# # #

ActivIdentity is a registered trademark in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties including, but not limited to, statements regarding ActivIdentity’s ability to achieve its fiscal year guidance and continued customer acceptance of its products.  These risks and uncertainties include risks relating to uncertainty in the economy and its impact on customer deployments of our products, customer adoption of ActivIdentity’s new products, continued expense reductions from ActivIdentity’s various restructuring and cost control measures, changes to our management team, the use of estimates and assumptions in our financial reporting, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and as may be amended in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from us and on the SEC website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements and final results may vary from our preliminary reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  ActivIdentity disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Jacques Kerrest

Chief Financial Officer

+1 510-574-1792

jkerrest@actividentity.com

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(In thousands)

	June 30,	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$73,597	$75,624
Marketable securities	3,780	3,100
Accounts receivable, net	10,924	13,983
Inventory	780	701
Prepaid and other current assets	1,147	556
Total current assets	90,228	93,964
Restricted cash	1,713	1,746
Investments	—	11,752
Property and equipment, net	1,754	2,353
Intangible assets, net	9,649	1,842
Goodwill	9,416	—
Other long-term assets	722	2,920
Total assets	$113,482	$114,577
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,246	$1,853
Accrued compensation and related benefits	4,495	5,507
Accrued and other current liabilities	2,249	4,135
Current portion of deferred revenue	10,591	12,574
Total current liabilities	18,581	24,069
Other long-term liabilities	3,225	2,261
Total liabilities	21,806	26,330

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value: 75,000,000 shares authorized, 47,341,010 and 45,866,110 shares issued and outstanding as of June 30, 2010 and September 30, 2009, respectively	48	46
Additional paid-in capital	435,626	429,105
Accumulated deficit	(333,064)	(328,599)
Accumulated other comprehensive loss	(11,238)	(12,616)
Total ActivIdentity stockholder’s equity	91,372	87,936
Non-controlling interest	304	311
Total stockholders’ equity	91,676	88,247
Total liabilities and stockholders’ equity	$113,482	$114,577

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Software	$4,434	$6,888	$15,618	$18,405
Hardware	3,170	3,245	9,871	12,196
Service	6,004	5,236	17,015	17,199
Total revenue	13,608	15,369	42,504	47,800

Cost of revenue:
Software	288	1,046	1,134	3,227
Hardware	1,510	1,675	4,984	6,234
Service	1,945	1,716	6,154	5,699
Amortization of developed technology and patents	263	593	709	1,779
Total cost of revenue	4,006	5,030	12,981	16,939
Gross profit	9,602	10,339	29,523	30,861

Operating expenses:
Sales and marketing	4,494	4,868	13,328	15,172
Research and development	4,057	3,398	12,241	11,690
General and administration	2,660	3,101	11,439	9,732
Restructuring expense (net of recoveries)	—	—	(356)	—
Amortization of other intangible assets	311	41	674	123
Total operating expenses	11,522	11,408	37,326	36,717
Loss from operations	(1,920)	(1,069)	(7,803)	(5,856)
Other income, net	1,532	2,393	3,244	412
Income (loss) before income tax and non-controlling interest	(388)	1,324	(4,559)	(5,444)
Income tax benefit	235	766	86	113
Net income (loss)	(153)	2,090	(4,473)	(5,331)
Less: net loss (gain) attributable to non-controlling interest	—	(5)	8	99
Net income (loss) attributable to ActivIdentity stockholders	$(153)	$2,085	$(4,465)	$(5,232)

Basic and diluted net income (loss) per share	$(0.00)	$0.05	$(0.09)	$(0.11)
Shares used to compute basic net income (loss) per share	47,860	45,817	47,115	45,800
Shares used to compute diluted net income (loss) per share	47,860	46,309	47,115	45,800

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(4,465)	$(5,232)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on sale of investments	(4,121)	—
Stock-based compensation expense	2,915	2,152
Unrealized foreign exchange loss	1,180	717
Depreciation and amortization of fixed assets	850	973
Impairment of marketable securities	294	—
Amortization of developed technology and patents	709	1,779
Amortization of other intangible assets	674	123
Non-controlling interest in ActivIdentity Europe S.A.	(8)	(99)
Loss on disposal of property and equipment	—	43
Changes in assets and liabilities, net of assets acquired and liabilities assumed in a business combination:
Accounts receivable	3,194	1,872
Inventories	(216)	731
Prepaid and other current assets	1,415	(505)
Accounts payable	(677)	(809)
Accrued compensation and related benefits	(845)	(761)
Accrued and other liabilities	(2,385)	(2,483)
Deferred revenue	(242)	(759)
Long-term income taxes receivable	—	2,719
Net cash provided by (used in) operating activities	(1,728)	461

Cash flows from investing activities:
Acquisition, net of cash acquired	(12,770)	—
Proceeds from sales and maturities of investments/marketable securities	14,898	6,184
Purchases of property and equipment	(338)	(135)
Other long-term assets	71	7
Restricted cash	—	(1,396)
Net cash provided by investing activities	1,861	4,660

Cash flows from financing activities:
Repurchase of stock	(1,719)	—
Proceeds from exercise of employee stock options	5	—
Net cash used in financing activities	(1,714)	—

Effect of exchange rate changes on cash and cash equivalents	(446)	98
Net increase (decrease) in cash and cash equivalents	(2,027)	5,219
Cash and cash equivalents, beginning of period	75,624	70,173
Cash and cash equivalents, end of period	$73,597	$75,392

Supplemental Financial Measures — Adjusted EBITDA

In this press release and our related earnings conference call, we intend to provide investors with a better understanding of operating results and underlying trends to assess our performance and liquidity.  We evaluate our operating performance based on several measures, including the non-GAAP financial measure of Adjusted EBITDA (defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expenses, depreciation, amortization of intangibles, severance and asset impairments).  We believe Adjusted EBITDA is a useful supplemental financial measure for investors because it facilitates investors’ ability to evaluate the operational strength of the company’s business.  Adjusted EBITDA, however, is not calculated in accordance with GAAP and should not be considered a substitute for net income (loss) as an indicator of operating performance.  A reconciliation of Adjusted EBITDA to operating income (loss) from continuing operations is presented below.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Operating Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended			Nine Months Ended
	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2010	2010	2009	2010	2009
Operating Income (Loss)	$(1,920)	$(3,011)	$(1,069)	$(7,803)	$(5,856)
Add back depreciation expense	300	275	282	850	973
Add back amortization expense	574	574	634	1,383	1,902
Add back stock compensation expense	962	1,115	521	2,915	2,152
Add back severance expense	840	423	502	1,540	2,641
Add back restructuring related expense	0	(356)	0	(356)	0

Adjusted EBITDA	$756	$(980)	$870	$(1,471)	$1,812

Supplemental Financial Measures — Non-GAAP Results

This press release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments as well as costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management.  Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.  The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes.  We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Unaudited Reconciliation from GAAP to Non-GAAP Expenses

(In thousands)

	Three Months Ended			Nine Months Ended
	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2010	2010	2009	2010	2009
COST OF REVENUE (GAAP)	$4,006	$4,169	$5,030	$12,981	$16,939
Subtract depreciation expense	(9)	(11)	(17)	(33)	(58)
Subtract amortization expense	(263)	(263)	(593)	(709)	(1,779)
Subtract stock-based compensation expense	(44)	(47)	(14)	(131)	(108)
Subtract severance expense	0	(40)	(20)	(40)	(37)

COST OF REVENUE (NON-GAAP)	3,690	3,808	4,386	12,068	14,957

OPERATING EXPENSES
Sales & Marketing (GAAP)	$4,494	$4,401	$4,868	$13,328	$15,172
Subtract depreciation expense	(17)	(21)	(30)	(61)	(100)
Subtract stock-based compensation expense	(117)	(116)	(148)	(360)	(465)
Subtract severance expense	(540)	(79)	(459)	(781)	(1,612)

Sales & Marketing (Non-GAAP)	3,820	4,185	4,231	12,126	12,995

Research & Development (GAAP)	$4,057	$4,105	$3,398	$12,241	$11,690
Subtract depreciation expense	(48)	(30)	(41)	(113)	(140)
Subtract stock-based compensation expense	(210)	(220)	(34)	(629)	(490)
Subtract severance expense	(156)	(71)	(5)	(238)	(784)

Research & Development (Non-GAAP)	3,643	3,784	3,318	11,261	10,276

General & Administration (GAAP)	$2,660	$4,615	$3,101	$11,438	$9,732
Subtract depreciation expense	(227)	(213)	(194)	(644)	(675)
Subtract stock-based compensation expense	(591)	(732)	(325)	(1,795)	(1,089)
Subtract severance expense	(143)	(233)	(18)	(480)	(208)

General & Administration (Non-GAAP)	1,699	3,437	2,564	8,519	7,760

Amortization of intangibles expense	311	311	41	674	123
Subtract amortization expense	(311)	(311)	(41)	(674)	(123)

Restructuring related expenses	0	(356)	0	(356)	0
Subtract restructuring related expense	0	356	0	356	0

OPERATING EXPENSES (GAAP)	$11,522	$13,076	$11,408	$37,325	$36,717
OPERATING EXPENSES (Non-GAAP)	$9,162	$11,406	$10,113	$31,906	$31,031

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

We exclude the below items in our non-GAAP financial measures because we believe they are not closely related to the ongoing operating performance of our business and management and are generally excluded from our budget and planning process.  In addition, we believe our non-GAAP financial measures are helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1.              Amortization of acquired intangible assets — In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets.  We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized.  We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories.  However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

2.              Stock-based compensation — We exclude stock-based compensation expense associated with stock options and restricted stock units granted to employees and non-executive directors in our non-GAAP financial measures.  While stock based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock based compensation expenses in comparing our financial performance with that of other companies.

3.              Restructuring and severance — We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations.  We believe excluding restructuring and severance expenses help investors compare our operating performance with that of other companies.  We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

4.              Depreciation expenses — We exclude depreciation expenses in our non-GAAP financial measures because these costs are non-cash charges.  Depreciation is an amortization of the original cost of a fixed asset upon acquisition.